EXHIBIT 10.21
AMENDMENT
TO
AGASSIZ ENERGY, LLC
MEMBERSHIP UNITS PURCHASE WARRANT
     WHEREAS, Warrant No. CD-00___(the “Warrant”) was issued by Agassiz Energy, LLC (the “Company”) on March 6, 2007 to The Leasing Company in connection with the entering into of Promissory Note No. CD-00___;
     WHEREAS, the Warrant indicated “Void After 5:00 p.m. Minneapolis, Minnesota time on March 6, 2012” (the “Expiration Date”); and
     WHEREAS, the Board of Governors authorized the Warrant to have a seven-year term.
     NOW, THEREFORE, the Warrant is hereby amended so that the Expiration Date shall be “Void After 5:00 p.m. Minneapolis, Minnesota time on March 6, 2014.”
All other terms of the Warrant shall continue to be in full force and effect and this Amendment shall be governed by the terms of the Warrants, which is incorporated herein by reference in its entirety.
Please keep a copy of this Amendment with the Warrant.
June 27, 2007

AGASSIZ ENERGY, LLC
/s/ Donald Sargeant
Donald Sargeant, President